Exhibit 10.4

LOAN CONVERSION AGREEMENT

This Loan Conversion Agreement (“Agreement”) is made and entered into this the 5th day of June 2017 (“Effective Date”) by and between Terafox Corp., a Nevada company (the “Company”) and Smart Mate Limited, a Seychelles company (“Lender”).

*W I T N E S S E T H *

WHEREAS, as of the date hereof, Lender has loaned to the Company the sum of One Hundred and Sixteen Thousand Four Hundred and Eighty Five Dollars ($116,485) USD as set forth on the attached schedule) (“Loan”), the receipt of which is hereby acknowledged by the Company,

WHEREAS, the parties desire to fully discharge the Loan by issuing common stock of the Company in full satisfaction thereof,

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, the parties do hereby covenant, warrant and agree as follows:

ARTICLE I

LOAN AND DISCHARGE

1.01. Loan. The parties do hereby acknowledge that as of the date hereof the Loan is due and outstanding in favor of Lender.

1.03. Discharge of Loan. The parties hereby agree that in full and final discharge of the Loan, the Company shall issue to Lender a total of 23,297,000 shares of common stock of the Company (“Common Stock”) (with an effective value of $0.005 per share).  The discharge of the Loan shall be effective as of the Effective Date, however, it is subject to Lender’s receipt of the Common Stock.

ARTICLE II

REPRESENTATIONS AN WARRANTIES OF COMPANY

As of the date hereof, the Company hereby represents and warrants to Lender as follows:

(i).  Good Standing.  The Company is duly organized, validly existing and in good standing under the laws of the state where it is incorporated and in other jurisdictions where it conducts business, and there are no subsidiaries of the Company.

(ii).  Corporate Authority.  The Company has (or will have when issued) full corporate power and authority to execute and deliver this Agreement and the Common Stock. Each of this forgoing instruments have been (or will be when issued) duly authorized, executed and delivered on behalf of the Company and constitutes valid and binding agreements of the Company, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.  The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of the Company's Certificate of Incorporation or by-laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND

ACKNOWLEDGMENTS BY LENDER

3.01.  As of the date hereof,  Lender hereby represents and warrants to the Company as follows:

(i)  Securities. The securities issuable hereunder (“Securities”) are being acquired for his own account and not as nominee for any other party, for investment purposes and not with a view to any resale or distribution thereof.

(ii)  Corporate Information. It has received all information which he considers necessary or appropriate for deciding to make an investment in the Company as contemplated herein.

(iii). Accredited Investor. It is an “accredited investor” as defined under Regulation D promulgated under the Act.

3.02.  Acknowledgments.  Lender acknowledges and understands that:

(i).  The Securities are being acquired in a transaction which is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and that it understands that such securities are illiquid, may be required to be held indefinitely, unless registration is available, including Rule 144 under the Act, and that they must, accordingly, bear the economic risk of its investment for an indefinite period of time,

(ii).  The Company has a limited financial and operating history; the investment contemplated hereby is speculative and involves a high degree of risk,

(iii).  There are substantial restrictions on the transferability of the Securities; there will be no public market for an investment in the Securities; the undersigned may not be able to avail himself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Act with respect to the resale of an investment in the Securities; and, accordingly, he may have to hold such investment indefinitely and that it may not be possible for him to liquidate his investment in the Securities,

(iv).  The respective certificates or instrument evidencing the Securities will bear the following restrictive legend, and

“The securities represented by this certificate have not been registered under the Untied States Securities Act of 1933, as amended (the “Act”) or any state securities law.  These shares have been acquired for investment and may not be offered for sale, hypothecated, sold or transferred, nor will any assignee or transferee thereof be recognized by the Company as having any interest in such shares, in the absence of (I) an effective registration statement with respect to the shares under the Act, and any other applicable state law or any opinion of counsel satisfactory to the Company that such registration is not required, or (ii) an opinion of counsel satisfactory to the Company that such shares will be offered for sale, hypothecated, sold or transferred only in a transaction which is exempt under or is otherwise in compliance with the applicable securities laws.”

ARTICLE IV

ENTIRE AGREEMENT, MODIFICATION, WAIVER AND HEADINGS

4.01.  Entire Agreement; Modification.  This Agreement, including the exhibits and schedules, constitute the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise.  No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

4.02.  Headings.  Section captions or headings are included herein for convenience purposes only and are not to be construed as an accurate description of the contents therein.

4.03.  Incorporation by Reference.  The recitals, exhibits, schedules and documents referred to in this Agreement are incorporated herein for all purposes.

4.04.  Multiple Counterpart Execution; Governing Law.  This Agreement may be executed in multiple counterparts, which each counterpart constituting a binding agreement between the signatory parties, and with all such counterparts constituting an integrated document.  This Agreement shall be construed and governed by the laws of the State of Nevada

4.05.  Survival of Representations and Warranties.  All representations, warranties, and covenants made by the parties herein shall survive the execution of this Agreement and shall be forever enforceable.

4.06.  Severability.  If any provision of this Agreement is invalid, illegal or enforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the Effective Date.

COMPANY

Terafox Corp.

/s/ Bum Chul Kim

Bum Chul Kim

Chief Executive Officer

Lender

Smart Mate Limited

/s/Tee Kiew Ong

Tee Kiew Ong

Director

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